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                                                                    EXHIBIT 10.2

                         TOREADOR RESOURCES CORPORATION

                            AMENDED AND RESTATED 1994
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         The Toreador Resources Corporation Amended and Restated 1994 Non-Employee Director Stock Option Plan (the "Plan") was adopted by the Board of Directors of Toreador Resources Corporation, a Delaware corporation (the "Company"), originally effective as of September 8, 1994 and was approved by the Company's stockholders on May 18, 1995.

         Pursuant to Section 6.02 of the Plan and after approval by the stockholders at the annual meeting on May 30, 2002, the Board hereby amends the Plan in its entirety and restates the Plan to read as follows, effective May 30, 2002.

         The Options granted under the Plan shall not be qualified as "incentive stock options" within the meaning of Section 422(b) of the Code.


                                    ARTICLE 1
                                     PURPOSE

         The purpose of the Plan is to attract and retain non-employee directors of the Company and to provide such persons with a proprietary interest in the Company through the granting of Options that will:

         (a) increase the interest of such persons in the Company's welfare;

         (b) furnish an incentive to such person to continue their services for the Company; and

         (c) provide a means through which the Company may attract able persons as directors.


                                    ARTICLE 2
                                   DEFINITIONS

         For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         2.1 "Board" means the board of directors of the Company.

         2.2 "Change of Control" means, any one of the following (i) during any period of two (2) consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Corporation's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (ii) any person or group of persons (i.e., two or more persons agreeing to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Corporation) (other than any "group" deemed to exist by virtue of aggregating the number of securities beneficially owned by any or all of the current directors of the


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Corporation (and the "Affiliates" of such directors, as that term is defined below) serving as such as of the date of this Plan (collectively, the "Exempt Group")) together with his or its Affiliates, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting power of the Corporation's then outstanding securities entitled generally to vote for the election of the Corporation's directors; (iii) the merger or consolidation of the Corporation with or into any other entity if the Corporation is not the surviving entity (or the Corporation is the surviving entity but voting securities of the Corporation are exchanged for securities of any other entity) and any person or group of persons (as defined above) (other than the Exempt Group), together with his or its Affiliates, is the beneficial owner, directly or indirectly, of 50.1% or more of the surviving entity's then outstanding securities entitled generally to vote for the election of the surviving entity's directors; or (iv) the sale of all or substantially all of the assets of the Corporation or the liquidation or dissolution of the Corporation. The term "Affiliate" with respect to any person shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         2.3 "Code" means the Internal Revenue Code of 1986, as amended.

         2.4 "Committee" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

         2.5 "Common Stock" means the common stock, par value $0.15625 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

         2.6 "Company" means Toreador Resources Corporation, a Delaware corporation, and any successor entity.

         2.7 "Date of Grant" means the effective date on which an Option is Optioned to a Non-Employee Director as set forth in the applicable Option Agreement; however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Option shall be the date of stockholder approval of the Plan, if otherwise so required, if such date is later than the effective date of such Option as set forth in the Option Agreement.

         2.8 "Effective Date" means May 30, 2002, which shall be the date on which the amended and restated Plan shall be effective.

         2.9 "Fair Market Value" means, as of a particular date, (a) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Board (acting on the advice of an Independent Third Party, should the Board elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.


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         2.10 "Independent Third Party" means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Board may utilize one or more Independent Third Parties.

         2.11 "Option" means a nonqualified stock option to purchase Common Stock of the Company granted pursuant to this Plan

         2.12 "Option Period" means the period during which an Option may be exercised. Each Option shall become exercisable in three (3) equal annual installments on each of the first three (3) anniversaries of such Option's Date of Grant. The period within which each Option may be exercised shall expire on the tenth anniversary of such Option's Date of Grant, unless terminated sooner pursuant to Section 7.1 of the Plan.

         2.13 "Option Price" means the price which must be paid by a Participant upon exercise of an Option to purchase a share of Common Stock.

         2.14 "Non-Employee Director" means an individual who (i) is on the Effective Date, or thereafter becomes, a member of the Board, (ii) is not an employee of the Company and (iii) has not elected to decline to participate in the Plan pursuant to the following sentence. A director of the Company who is otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within ten days after his or her initial election to the Board, or , in the case of directors in office on the Effective Date, within ten days prior to the Effective Date, to decline to participate in the Plan. For purposes of the Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3402 of the Code.

         2.15 "Participant" means a Non-Employee Director of the Company to whom an Option is granted under this Plan.

         2.16 "Plan" means this Toreador Resources Corporation Amended and Restated 1994 Non-Employee Director Stock Option Plan, as amended from time to time.

         2.17 "Termination of Service as a Director" occurs when a Participant who is a Non-Employee Director of the Company shall cease to serve as a director of the Company for any reason; provided, however, if any Termination of Service provided for herein shall fall on a Saturday, Sunday or legal holiday, then such date of Termination of Service shall be deemed to be the first normal business day of the Company, at its office in Dallas, Texas, before such Saturday, Sunday or legal holiday.


                                    ARTICLE 3
                                 ADMINISTRATION

         Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the "Committee"). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

         The Committee shall determine and designate from time to time the eligible persons to whom Options will be granted and shall set forth in each related Option Agreement, where applicable, the Option Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved


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by the Committee, but not inconsistent with the Plan. Although the members of the Committee shall be eligible to receive Options, no member of the Committee shall participate in any decisions regarding any Option granted hereunder to such member. All decisions with respect to any Option, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

         The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

                                    ARTICLE 4
                          ELIGIBILITY; GRANT OF OPTIONS

         The Committee must grant Options as follows: (i) on the date when an individual first becomes a Non-Employee Director, such individual shall be granted an Option for 10,000 shares of Common Stock immediately upon becoming a Non-Employee Director if such individual does not elect to decline to participate in the Plan pursuant to Section 2.14; and (ii) on the date of each annual meeting of the Company, 15,000 shares of Common Stock shall be granted to each individual who does not elect to decline to participate in the Plan pursuant to Section 2.14, who was not first elected to serve on the Board at such annual meeting, and who is serving as a Non-Employee Director of the Company on the date of such annual meeting and the day immediately following such date. The Committee shall not grant Options under any other circumstances.

                  The grant of an Option shall be evidenced by an Option Agreement setting forth the total number of shares of Common Stock subject to the Option, the Option Price, and the maximum term of the Option, the Date of Grant, and such other terms and provisions as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Option Agreement with a Participant after the issuance of an Option. Any Option granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company's stockholders for approval; however, the Committee may grant Options under the Plan prior to the time of any required stockholder approval. Any such Option granted prior to such stockholder approval, if required or desired by the Board, shall be made subject to such stockholder approval. The grant of an Option to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Option under the Plan.

                                    ARTICLE 5
                             SHARES SUBJECT TO PLAN

         5.1 NUMBER AVAILABLE FOR OPTIONS. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Options granted under the Plan is Five Hundred Thousand (500,000) shares. Shares to be issued may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

         5.2 REUSE OF SHARES. If, and to the extent an Option shall expire or terminate for any reason without having been exercised in full, or in the event that an Option is exercised or settled in a manner such that some or all of the shares of Common Stock relating to the Option are not issued to the Participant (or beneficiary) (including as the result of the use of shares for withholding taxes), the shares of Common Stock


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subject thereto which have not become outstanding shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan; in addition, with respect to any share-for-share exercise or cashless exercise pursuant to Section 8.3 or otherwise, only the "net" shares issued shall be deemed to have become outstanding for purposes of the Plan as a result thereof.

                                    ARTICLE 6
                                  OPTION PRICE

         The Option Price for any share of Common Stock which may be purchased under an Option shall be One Hundred Percent (100%) of the Fair Market Value of the share on the Date of Grant.

                                    ARTICLE 7
                            OPTION PERIOD; FORFEITURE

         7.1 OPTION PERIOD.

                  Subject to the other provisions of this Plan, the Committee shall specify in the Option Agreement the Option Period. In the event of a Termination of Service of a Director, the Option Period for an Option shall be reduced or terminated in accordance with this Article
         7. No Option granted under the Plan may be exercised at any time after the end of its Option Period. The Option Period shall be no more than ten (10) years from the Date of Grant of the Option. Each Option will terminate at the first of the following to occur:

                  (a)      5 p.m. on the tenth anniversary of the Date of Grant;

                  (b) 5 p.m. on the date of the Participant's Termination of Service as a Director due to any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company;

                  (c) 5 p.m. on the date which is twelve (12) months following the Participant's Termination of Service as a Director due to death;

                  (d) 5 p.m. on the date which is three (3) months following the Participant's Termination of Service as a Director other than as a result of the events set forth in 7.1(b) or 7.1(c) above, including a failure by the stockholders of the Company to reelect the Participant as a director.

         7.2 FORFEITURE. In the event of a Participant's Termination of Service as a Director or the expiration of any Option Period of any Option, the unexercised portion of the Option previously granted to such Participant shall terminate as of 5 p.m. on the date set forth in Section 7.1 above.


                                    ARTICLE 8
                               EXERCISE OF OPTIONS

         8.1 IN GENERAL. Each Option granted pursuant to the Plan may be exercised, in whole or in part, by the Participant at any time or (with respect to partial exercises) from time to time during the Option Period at such times and in such amounts as provided in this Plan and the applicable Option Agreement, subject to the terms, conditions, and restrictions of the Plan. No Option may be exercised for a fractional share of


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Common Stock. The granting of an Option shall impose no obligation upon the
Participant to exercise that Option.

         8.2 SECURITIES LAW AND EXCHANGE RESTRICTIONS. In no event may an Option be exercised or shares of Common Stock be issued pursuant to an Option if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

         8.3 EXERCISE OF OPTION.

                  (a) NOTICE AND PAYMENT. Subject to such administrative regulations as the Committee may from time to time adopt, an Option may be exercised by the personal delivery to the Secretary of the Company of, or by the sending by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of the Secretary), of, written notice signed by the Participant setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Option Agreement, which may provide for payment in any one or more of the following ways:
         (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date; and/or (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price.

                  (b) ISSUANCE OF CERTIFICATE. Except as otherwise provided in the applicable Option Agreement, upon payment of all amounts due from the Participant, including an amount equal to any applicable withholding taxes (if any) due in connection with such exercise, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing or registration of the Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Option or the issuance or purchase of shares of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

                  (c) FAILURE TO PAY. If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's Option and right to purchase such Common Stock may be forfeited by the Company.

         8.4 REQUIREMENT OF DIRECTORSHIP. Except as provided in Section 7.1 of the Plan, an Option may not be exercised unless the Participant is at the time of exercise serving as a director of the Company, and, except as provided in
Section 7.1 of the Plan, such Option shall terminate upon termination of the Participant's service as a director of the Company.


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                                    ARTICLE 9
                           AMENDMENT OR DISCONTINUANCE

         Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that any amendment to the Plan shall be approved by the stockholders if the amendment would:

         (a) materially increase the benefits accruing to Participants under the Plan;

         (b) materially increase the number of securities which may be issued under the Plan; or

         (c) materially modify the requirements as to eligibility for participation in the Plan.

         In addition, unless required by law, no amendment may adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Option theretofore granted under the Plan without the consent of the affected Participant,

                                   ARTICLE 10
                                      TERM

         The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on May 30, 2012, but Options granted before that date will continue to be effective in accordance with their terms and conditions.


                                   ARTICLE 11
                               CAPITAL ADJUSTMENTS

         In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Options, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Options, and (iii) the Option Price of each outstanding Option to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate Option Price; provided, however, that the number of shares of Common Stock (or other securities or property) subject to any Option shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Option. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.


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         Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Participant of its computation of such adjustment or cash payment which shall be conclusive and shall be binding upon each such Participant.


                                   ARTICLE 12
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

         12.1 NO EFFECT ON COMPANY'S AUTHORITY. The existence of this Plan and Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         12.2 CONVERSION OF WHERE COMPANY SURVIVES. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Option would have been entitled.

         12.3 EXCHANGE OR CANCELLATION OF OPTIONS WHERE COMPANY DOES NOT SURVIVE. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Options, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Options to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

         Notwithstanding the foregoing, however, all Options may be canceled by the Company, in its sole discretion, as of the effective date of any such reorganization, merger, consolidation, or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

                  (a) giving notice to each holder thereof or his personal representative of its intention to cancel such Options and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Options, including in the Board's discretion some or all of the shares as to which such Options would not otherwise be vested and exercisable; or

                  (b) paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per share of such Option (hereinafter the "Spread"), multiplied by the number of shares subject to the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share


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         shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

         12.4 CHANGE OF CONTROL. Notwithstanding any other provision in the Plan to the contrary, in the event of a Change of Control of the Corporation, the maturity of all Options then outstanding under the Plan shall be accelerated automatically, so that all Options shall become exercisable in full with respect to all shares as to which they shall not have previously been exercised or become exercisable; provided, however, that no such acceleration shall occur with respect to Options held by directors whose service as a director of the Company shall have terminated prior to the occurrence of such Change of Control.


                                   ARTICLE 13
                           LIQUIDATION OR DISSOLUTION

         Subject to Section 12.3 hereof, in case the Company shall, at any time while any Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Option, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Option, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices then in effect with respect to each Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.


                                   ARTICLE 14
                           OPTIONS IN SUBSTITUTION FOR
                        OPTIONS GRANTED BY OTHER ENTITIES

         Options may be granted under the Plan from time to time in substitution for similar instruments held by directors of a corporation, partnership, or limited liability company who become or are about to become Non-Employee Directors of the Company as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Options in substitution for which they are granted.


                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

         15.1 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Options granted


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or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

         15.2 NO EMPLOYMENT RELATIONSHIP. The Participant is not an employee of the Company or any subsidiary of the Company. Nothing herein shall be construed to create an employer-employee relationship between the Company and the Participant.

         15.3 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

         15.4 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Option or any other rights except as may be evidenced by an Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

         15.5 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Option if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded; and, as a condition of any sale or issuance of shares of Common Stock under an Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

         15.6 TAX REQUIREMENTS. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of an Option pursuant to Section 15.7, the Participant who assigns the Option shall remain subject to withholding taxes upon exercise of the Option by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligation of the Company; (ii) the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) the Company's withholding of a number of shares to be delivered upon the exercise of the Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i),
(ii), or (iii).

         15.7 NON-ASSIGNABILITY. An option granted to a Participant may not be transferred or assigned other than by will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic


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

relations order as defined in Code Section 411(a)(13). If the Participant attempts to alienate, assign, pledge, hypothecate, or otherwise dispose of his Option or any right thereunder, except as provided for in this Plan or the Option Agreement, or in the event of any levy, attachment, execution or similar process upon the right or interest conferred by this Plan or the Option Agreement, the Committee may terminate the Participant's Option by notice to him, and it shall thereupon become null and void.

         15.8 USE OF PROCEEDS. Proceeds from the sale of shares of Common Stock pursuant to Options granted under this Plan shall constitute general funds of the Company.

         15.9 LEGEND. The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

                           "SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY."

         A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

                                 ***************


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

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of May 30, 2002, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board and by the stockholders.


                                       TOREADOR RESOURCES CORPORATION



                                       By:  /s/ G. Thomas Graves III
                                            ------------------------------------
                                            G. Thomas Graves III
                                            President and CEO

Attest:


/s/ Gerry Cargile
----------------------------
Gerry Cargile
Secretary


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